CODE OF ETHICS / STAFF DEALING POLICIES AND PROCEDURES
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I.       INTRODUCTION

Rule 204A-1 of the Investment Advisers Act of 1940 (the "Act") requires registered investment advisers to adopt and enforce codes of ethics setting forth standards of conduct and that require compliance with Federal Securities Laws. This HSBC Investments (USA) Inc. and HSBC Halbis Partners (USA) Inc. ("HSBCUSA") code of ethics (the "Code") is based on the principle that its officers, directors, and employees have a fiduciary duty to place the interests of clients first and to conduct all personal securities transactions in accordance with the requirements of the Code, in compliance with Federal Securities Laws, and in a manner that avoids actual or potential conflicts of interest and does not otherwise take inappropriate advantage of a client relationship or abuse a position of trust and responsibility in respect of a client. Persons covered by this Code must adhere to this general principle as well as comply with the specific provisions of this code.

II.      DEFINITIONS

     a. Access Person Any officer, director or Investment Personnel of HSBCUSA; or any person who obtains information concerning recommendations made to Advisory Clients regarding the purchase or sale of securities by Advisory Clients.

     b. Advisory Client Any client (including mutual funds, closed-end funds, and managed accounts) for which HSBCUSA serves as an investment adviser, sub-adviser, renders investment advice, or makes investment decisions.

     c. Beneficial Ownership Shall be interpreted subject to the provisions of Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

     d. Code Includes the Code of Ethics/Staff Dealing Polices and Procedures and the Policies and Procedures Regarding Material Non-public Information and Chinese Walls as set out at Tab 8 of the HSBCUSA compliance Manual.

     e.  Covered Person Access Persons and employees of HSBCUSA.

     f. Federal Securities Laws Includes the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the
         Sarbanes-Oxley Act of 2002; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; Title V of the Gramm-Leach-Bliley Act of 1999, any rules adopted by the U.S. Securities and Exchange Commission (the "Commission") under any of these statutes; the Bank Secrecy Act as it applies to funds and investment advisers and any rules adopted thereunder by the Commission or the Department of Treasury.


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


     g. Fund Any Advisory Client that is registered as an investment company under the Investment Company Act of 1940.

     h. HSBC Group Securities Any Securities (and related investments on Securities) issued by any member of the HSBC Group, together with ADRs, Warrants, Options and other derivatives thereon.

     i. Immediate Family Includes an employee's spouse, minor children and/or other family members sharing the same household with the employee.

     j. Investment Personnel Any HSBCUSA employee who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by Advisory Clients.

     k.  Outside Director Any HSBCUSA director who is not employed by HSBCUSA.

     l. Security Any note, stock, treasury stock, share of open- or closed-end investment company, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security. For purposes of this Code, the term Security does not include Securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, commodities, futures and options traded on a commodities exchange, including currency futures. However, futures and options on any group or index of Securities are Securities.

III.     GENERAL PRINCIPLES

Persons covered by the Code must adhere to these general principles as well as comply with the Code's specific provisions

     a. Covered Persons must not deal, or procure, advise or cause any other person to deal, in any investment in relation to which he/she has acquired unpublished price sensitive information, or in any investments related thereto.

     b. Covered Persons must not deal, or procure, advise or cause any other person to deal, on the basis of confidential information that is in his or her possession as a result of his or her employment with HSBCUSA.


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     c.  Covered Persons must not deal in circumstances  that present a conflict of interest with HSBCUSA's clients.

     d. Covered Persons must not deal if such dealing could potentially commit the employee to a financial liability which could not easily be met from readily available funds or which over-extends the employee's financial resources.

     e. Covered Persons must not deal if such dealing could adversely affect the employee's good standing, reputation or best interests of HSBCUSA.

     f. Covered Persons must not deal in circumstances that affect his or her duties to HSBCUSA.

     g. Covered Persons must observe the spirit of these principles and any applicable regulatory requirements or legislation.

     h. Covered Persons who have knowledge of a violation of the Code must immediately report the matter, anonymously or directly to a Compliance Officer or member of the local management committee and ultimately to the Chief Compliance Officer. HSBCUSA will investigate all such reports confidentially as possible. Adverse action will not be taken against an employee because he or she, in good faith, reports or participates in the investigation of a violation of this policy. Failure to report a violation of the Code pursuant to this policy may result in disciplinary action, up to and including discharge.

IV.      RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

     a.  Insider Trading

         HSBCUSA forbids any Covered Person from trading, either personally or on behalf of others (including client accounts managed by HSBCUSA), on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading". This policy applies to every person subject to the Code and extends to activities within and outside their duties at HSBCUSA. The HSBCUSA Policies and Procedures Regarding Material Non-Public Information and Chinese Walls are located at Tab 8 of the Compliance Manual and are incorporated by reference.

     b.  Arrangements with Brokers

         Covered Persons may not engage, and may not permit any other person or entity to engage, in any purchase or sale of publicly-traded Securities of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.


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


         Covered Persons, except Outside Directors, must notify the Compliance Department and get its approval prior to opening any personal brokerage account. The form letter at Exhibit A can be used to request Compliance approval and notify the broker of the requirement to provide duplicate trade confirmations and account statements. HSBCUSA should be named as an interested party on all personal brokerage accounts such that the broker-dealer provides duplicate periodic statements and trade confirmations directly to HSBCUSA.

     c.  Black Out Period

         Covered Persons, except Outside Directors are subject to the following black out period.

         1. If a purchase or sale order is pending or under active consideration for any Advisory Client, neither the same Security nor any related Security may be bought or sold subject to the following conditions:

              (A). Investment   Personnel  are  restricted  from  purchasing  or
                   selling a Security (or related Security) for a period of seven calendar days before and after an Advisory Client purchases or sells the same Security.

              (B). All other Covered  Persons are restricted  from purchasing or selling a Security (or related Security) for a period of one calendar day before and after the Advisory Client purchases or sells the same security.

         2. The blackout period is subject to the following exceptions:

              (A). The  blackout  period shall not apply to any purchase or sale of a Security for any Advisory Client if such transaction was initiated by a cash advice and not an investment decision or recommendation.

              (B). The blackout period shall not apply to transactions in equity
                   Securities

                   (i)  having a market  capitalization in excess of $5 billion;
                        or

                   (ii) having a market  capitalization  in excess of $1 billion if the transaction in question and the aggregate amount of such Securities and any related Securities purchased and sold during the preceding 60 days does not exceed the greater of $10,000 or 100 shares.

              (C). The  blackout  period shall not apply to any purchase or sale of shares of open-end investment companies advised by HSBCUSA or its affiliates.

              (D). In  certain   circumstances,   with  prior  approval  from  a
                   Compliance Officer, exceptions may be granted to the blackout period.


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


         Personal Securities transactions that are exempt from the blackout period remain subject to the other provisions of this Code, including pre-clearance. A Security shall not be deemed to be under active consideration merely by virtue of being included on an "approved list."

     d.  30 Day Holding Period

         Investments must be held for a minimum period of 30 calendar days after purchase (from trade date). The 30-day holding period does not apply to derivatives related to indices (i.e. not related to specific stock). Under pressing and unforeseen circumstances, requests may be made to a Compliance Officer to waive the minimum holding period for a particular transaction. Such waivers shall be granted infrequently.

     e.  Initial Public Offerings

         Covered Persons may not acquire Securities in an initial public offering, excluding shares of open-end investment companies, unless pre-approved by a Compliance Officer. Written approval must be documented prior to the purchase of any Securities in an initial public offering by such Covered Person.

     f.  Short Selling

         Short selling (selling Securities which you do not own), including writing an uncovered option on a Security, is prohibited.

     g.  Private Placements

         Covered  Persons  may not  purchases  or sell  Securities  that are not publicly traded unless they provide full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of such person's activities on behalf of any Advisory Client) and the transaction is pre-approved by Compliance. Written approval must be documented prior to the purchase or sale of any private placement by such Covered Person.

     h.  Unreasonable Trading

         Covered Persons must not undertake any transaction which

         1. commits you to a financial liability which you are not able to meet from readily available funds or otherwise which are not commensurate with, or over-extend, your financial resources;

         2. may affect your good standing and reputation of that of HSBCUSA or the HSBC Group; or


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         3.   reduces your  contribution to the work of your  department  and/or affects your duties to HSBCUSA or its Advisory Clients.

         A Compliance Officer reserves the right, in any event, to require an employee to close out or reverse a transaction.

     i.  Receiving Credit or Special Facilities

         Covered Persons must not request or accept from a broker, any credit or special trading facilities in connection with a transaction.

     j.  Transactions  Likely  to Cause  Conflict  of  Interest  with  Duties to
         Clients

         Covered Persons must not trade in a Security at a time or in a manner which you know, or should know, is likely to have an adverse effect on the particular interests of any Advisory Client of HSBCUSA.

     k.  Procuring Other Persons to Trade

         If you are precluded from trading under the procedures set out in the Code, you must not procure any other person to enter into such a transaction or communicate any information or opinion to another person if you know or have reason to believe that the other person will, as a result, enter into such a transaction or counsel or procure someone else to do so.

     l.  Transactions with Clients

         Subject to the other provisions of the Compliance Manual and to the extent permitted under Federal Securities Laws, a Covered Person may not trade in Securities directly with any HSBCUSA or HSBC Group client unless the client is a broker.

     m.  Transactions in Securities Having an HSBC Group Involvement

         There may be instances where you will not be permitted to trade in certain Securities as a result of the involvement of an affiliated HSBC Group company in a particular transaction. Accordingly, HSBCUSA and the HSBC Group reserve the right to prohibit without explanation trading by Covered Persons in order to prevent possible conflicts of interests and to comply with applicable law.

     n.  Gifts

         HSBCUSA employees may not solicit or accept from a broker/dealer or other vendor that transacts business with HSBCUSA or its client accounts, any gifts of more than de minimis value. Gifts of cash or equivalents in any amount may not be accepted.

         Every time gifts and/or hospitality are received, details must be recorded in the gift register maintained by the Compliance Department. An estimate of value must be recorded by the


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         recipient  for all gifts and  hospitality  received/accepted.  For this purpose, unsolicited meals, such as business lunches where the giver is in attendance, need not be recorded provided they are not so frequent or extensive as to raise any question of impropriety.

         Prior approval from the relevant departmental Head must be sought for any gifts accepted above US$50 per person nominal value. Should the gift/hospitality offered be in excess of US$100 per person the approval of the Compliance Department must also be received prior to acceptance. Compliance will then determine whether the gift hospitality may be accepted or should be returned/refused, or perhaps offered to charity.

         Prior Compliance Department approval must also be obtained where travel expenses or conference/seminar fees are paid for by a third party.

     o.  Service as a Director or Officer of an Outside Company

No Covered Person shall commence service on the Board of Directors of a publicly traded company or any company in which any Advisory Client has an interest without prior authorization from the Human Resources Department and the Compliance Department.

V.       COMPLIANCE PROCEDURES

     a.  Pre-Clearance of Personal Securities Transactions

         Covered Persons, excluding Outside Directors may purchase or sell a Security only if

         1. the Covered Person obtains prior approval in writing from the Trading Desk;

         2. the Covered Person obtains prior approval in writing from his or her Department Head or in the absence of the Department Head the Chief Compliance Officer/Chief Operating Officer or in the absence of the Chief Compliance Officer/Chief Operating Officer, a member of the Local Management Committee ("LMC") except no LMC member may approve trades for him/herself. The CEO HSBCUSA must approve trades placed by a member of the LMC. If the CEO HSBCUSA is not available, the COO HSBCUSA may approve trades for other LMC members. The Global CEO Investments or his/her designee must approve trades placed by the CEO HSBCUSA;

         3. the purchase or sale is executed by the close of business on the day pre-clearance is given; and

         4. the Compliance Department does not rescind such approval prior to execution of the transaction.

         Approvals are valid until the close of business on the day approval has been granted. Accordingly, GTC (good till canceled) orders are prohibited. If a trade is not executed or is partially executed by the close of business, resubmitting a new pre-clearance form is required.


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         A Trade Approval Form is attached as Exhibit B.

         Any authorised signatory (including the Compliance Officer) may, despite the procedure for pre-clearance outlined above, refuse to authorize any transaction or require that the number of transactions being undertaken by you be reduced if, in his/her opinion, such transactions are affecting your contribution to the work of your Department or placing undue burden on dealing staff or for any other reason.

         In the event that the employee is not in the office on the day a trade is to be undertaken, he/she must telephone the Compliance Officer (or in his/her absence his Department Head line manger) for permission to be arranged and documented. The Compliance Officer (or in his/her absence his Department Head) must complete the Pre-Clearance Form while the staff member is giving the details over the phone.

         The provisions of this section do not apply to Securities transactions of Outside Directors unless at the time the Outside Director entered into the transaction he knew, or, in the ordinary course of fulfilling his official duties as an Outside Director, should have known that during the seven day period preceding or following his transaction an Advisory Client engaged in, is engaging in, or is going to engage in, a transaction in the same Security.

         Pre-Clearance is not required for trades in shares of exchange traded funds based on a market index or shares of open-end investment companies including those advised by HSBCUSA or its affiliates.

VI.      REPORTING

         Every Covered Person shall provide initial and annual reports as described below with respect to Securities in which such Covered Person has any direct or indirect Beneficial Ownership. Every Covered Person shall provide quarterly reports with respect to transactions in any Security in which such Covered Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Security. For purposes of reporting, the Code treats all securities as reportable Securities including mutual funds advised by HSBCUSA with the exceptions noted below.

     a.  Initial and Annual Holdings Reports (Exhibit C)

         Covered Persons must report to the Compliance Department their personal Securities holdings at the time they become a Covered Person and at least annually thereafter. The initial and annual holdings reports must be current as of a date not more than 45 days prior to either the individual's becoming a Covered Person or to the date the report is submitted.


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


     b.  Quarterly Transaction Reports (Exhibit D)

         The quarterly transaction report must be completed and submitted to the Compliance Department no later than 30 calendar days after the close of a calendar quarter.

VII.     EXEMPT TRANSACTIONS AND EXEMPT SECURITITES

     a.  Exempt Transactions

         The provisions of this Code do not apply to the following transactions.

         1. Any transactions in securities or in securities held in accounts over which you have no direct or indirect influence or control.

         2. Transactions effected pursuant to an automatic investment plan, including purchases of shares of open-end investment companies advised by HSBCUSA through automatic payroll deduction.

         3. Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

         4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

         5. Such other specific transactions as may be exempted from time to time by a Compliance Officer. On a case-by-case basis when no abuse is involved a Compliance Officer may exempt a specific transaction from any of the provisions of this Code except the provisions set forth above under Section VI Reporting.

     b.  Exempt Securities

         The following types of securities are exempt from the provisions of the Code.

         1. Securities that are direct obligations of the United States Government;

         2. Money market instruments which include bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments;

         3. Shares of money market funds, including those advised by HSBCUSA or its affiliates;


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         4.   Open-end investment  companies,  excluding any open-end investment company other than money market funds advised by HSBCUSA; and

         5. Units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

VIII.    ADMINISTRATION OF CODE OF ETHICS

     a.  Reviews

         At least quarterly, the Chief Compliance Officer or his delegate will review the securities holdings and transactions of all Access Persons for any apparent conflicts of interest or violations of the Code.

     b.  Investment Company Reporting

         No less frequently than annually, the Compliance Department will furnish to the Board of Directors/Trustees of each Fund a written report that

         1. With respect to the Fund, describes any issues arising under the Code since the last report to the Board of Directors/Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

         2. Certifies that HSBCUSA has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

     c.  Sanctions

         If it is determined that a material violation of this Code has occurred, the Compliance Officer shall advise the CEO and the CEO may impose sanctions as deemed appropriate including a letter of censure, personal trading suspension, disgorgement of profits, or termination of employment.

IX.      OTHER LAWS, RULES AND STATEMENTS OF POLICY

Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure adopted by HSBCUSA, any Advisory Client that is a registered investment company and their affiliates, where such law, rule, regulation policy or procedure governs the conduct of such Covered Person.


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


X.       RESTRICTIONS ON TRADING IN HSBC GROUP SECURITIES

All HSBC employees are subject to the Code for Dealing in Group Securities, which is incorporated by reference and attached as Exhibit E. Employees of HSBC Holdings plc or any of its subsidiary undertakings may not deal:

         1.   In   Group    Securities   if   in   possession   of   unpublished
              price-sensitive information; and

         2. In any derivative instrument (with the exception of employee option plans operated by the Group) over any Group Securities at any time.

Applications to deal and notification of dealing in Group Securities where required should be made using the HSBC Group Securities Dealing Forms in the e-Forms system in Lotus Notes.


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


                                    EXHIBITS



EXHIBIT A Brokerage Account Request Form Letter---------------------------------A-1


EXHIBIT B Employee Trade Preclearance Form--------------------------------------B-1


EXHIBIT C Initial And Annual Brokerage Account Disclosure And Holdings Report---C-1


EXHIBIT D Quarterly Personal Securities Transactions Certification--------------D-1


EXHIBIT E Code For Dealing in Group Securities----------------------------------E-1


EXHIBIT F Compliance Officers---------------------------------------------------F-1


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


EXHIBIT A
Brokerage Account Request Form Letter
                                                ________________________________
                                                Date

                                                ________________________________
                                                Employee Name

                                                ________________________________
                                                Address

                                                ________________________________

____________________________________________
Broker Name and Address

____________________________________________


____________________________________________


RE: Account Number(s):
                       __________________________     __________________________

                       __________________________     __________________________

Dear:

I am obligated by my employer, HSBC Investments (USA) Inc. or HSBC Halbis Partners (USA) Inc., to instruct you to send copies of all trade confirmations for each trade executed by you for my account(s) as well as account statements to the attention of the Compliance Department at the following address:

Attn: Compliance Department
HSBC Investments (USA) Inc. or HSBC Halbis Partners (USA) Inc.
452 5th Avenue - 18th Floor
New York, NY 10018

In addition, please provide the Compliance Department with account numbers for any new accounts opened on my behalf prior to activating the account for trading.

Your cooperation is very much appreciated. Should you have any questions please contact the Compliance Officer, Sal Iocolano at (212) 525-2309.

Sincerely,


____________________________________________

____________________________________________________________
HSBC Investments (USA) Inc. or HSBC Halbis Partners (USA) Inc.


EXHIBIT B                                         EMPLOYEE TRADE PRECLEARANCE FORM
                                            PLEASE USE A SEPARATE FORM FOR EACH SECURITY
------------------------------------------------------------------------------------------------------------------------------------
Name of Employee (please print)

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Name on Account (if different)

-------------------------------------------------------------------------------|----------------------------------------------------
Broker                                                                         | Account Number
                                                                               |
-------------------------------------------------------------------------------|----------------------------------------------------

---------------------------------------------------|-------------------------------------------------|------------------------------
               |_|  Buy      |_|  Sell             |                     Ticker Symbol               |
                                                   |                                                 |
---------------------------------------------------|-------------------------------------------------|------------------------------

----------------------------------|-------------------------------------------------------------------------------------------------
Quantity                          |  Issue (Full Security Description)
----------------------------------|-------------------------------------------------------------------------------------------------
                                  |
                                  |
                                  |
----------------------------------|-------------------------------------------------------------------------------------------------

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Special Instructions
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Approvals
------------------------------------------------------------------------------------------------------------------------------------
This area reserved for Trading Department use only
--------------------------------------|-----------------------------------------|---------------------------------------------------
Trade Has Been                        |  Date                                   |  Signature
|_| Approved   |_| Not Approved       |                                         |
                                      |                                         |
--------------------------------------|-----------------------------------------|---------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Department Head Approval (if not available,  the Chief Compliance Officer/COO in the absence of the CCO/COO, another member of the Local Management Committee)
--------------------------------------|-----------------------------------------|---------------------------------------------------
Trade Has Been                        |  Date                                   |  Signature
|_| Approved   |_| Not Approved       |                                         |
                                      |                                         |
--------------------------------------|-----------------------------------------|---------------------------------------------------
      Approvals  are valid until the close of business on the day  approval  has been granted. Accordingly, GTC (good till canceled) orders are prohibited.
      If a trade is not  executed  by the close of business  resubmitting  a new preclearance  form is required.  It is each employee's  responsibility  to comply with all provisions of the Code. Obtaining  preclearance  satisfies the  preclearance  requirements of the Code and does not imply  compliance with the Code's other provisions.

       Preclearance procedures apply to all employees and their Immediate Family
      (as defined by the Code) including: a) all accounts in the name of the employee or the employee's spouse or minor children; b) all accounts in which any of such persons have a beneficial interest; and c) all other accounts over which any such person exercises any investment discretion.
      Please see the Code for the complete definition of Immediate Family.

      By signing below the employee certifies the following: The employee agrees that the above order is in compliance with the Code of Ethics and is not based on knowledge of an actual client order within the previous seven calendar days in the Security that is being purchased or sold, or knowledge that the Security is being considered for purchase or sale in one or more specific client accounts, or knowledge of a change or pendency of a change of an investment management recommendation. If the transaction is a sale, the employee acknowledges that the Security was held for at least 30 calendar days. The employee also acknowledges that he/she is not in possession of material, inside information pertaining to the Security or issuer of the Security.

--------------------------------------------------------------------------------|---------------------------------------------------
Employee Signature                                                              |  Date
                                                                                |
--------------------------------------------------------------------------------|---------------------------------------------------

                       SUBMIT A COPY OF THIS FORM TO A COMPLIANCE OFFICER UPON EXECUTION OF THE APROVED TRADE.
                                               PLEASE RETAIN A COPY FOR YOUR RECORDS.
                                               --------------------------------------




EXHIBIT C
                                                  HSBC INVESTMENTS (USA) INC., and
                                                   HSBC HALBIS PARTNERS (USA) INC.
                                                         INITIAL AND ANNUAL
                                                    BROKERAGE ACCOUNT DISCLOSURE
                                                                 AND
                                                           HOLDINGS REPORT

------------------------------------------------------------------------------------------------------------------------------------
             Information must be current as of a date not more than 45 days prior to either the individual's becoming a
                                       Covered Person or to the date the report is submitted.
------------------------------------------------------------------------------------------------------------------------------------

I. BROKERAGE ACCOUNTS
   Please list in the space below any brokerage accounts including those of your Immediate Family.

   Check here if you have no brokerage accounts: |_|

   If this is an Annual Report, check here if all of your brokerage accounts have been reported to Compliance: |_|

------------------------------------------------------------------------------------------------------------------------------------
                               Relationship
        Account Holder         to Employee        Name of Broker       Account Number       Broker's Phone Number
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

II. PERSONAL SECURITIES HOLDINGS

     Please list all Securities in which you have Beneficial  Ownership and all Securities in non-client accounts for which you make investment  decisions.  This includes not only  Securities  held by brokers,  but also Securities held at home, in safe deposit boxes, by an issuer or through any account in which you have a pecuniary  interest.  If this is an initial report,  attach your most recent account  statement(s)  listing  securities in that account;  if you own Securities that are not held in a brokerage account, list them below.

     Check here if you have no reportable Securities holdings: |_|

     If this is an Annual  Report,  check here if all of your  Securities  holdings have been  reported  through  duplicate  account
     statements: |_|


        ----------------------------------------------------------------------------------------------------------------------------
                                    Name of Security                      Quantity        Total Value             Custodian
------------------------------------------------------------------------------------------------------------------------------------

  1.
------------------------------------------------------------------------------------------------------------------------------------

  2.
------------------------------------------------------------------------------------------------------------------------------------

  3.
------------------------------------------------------------------------------------------------------------------------------------

  4.
------------------------------------------------------------------------------------------------------------------------------------

  5.
------------------------------------------------------------------------------------------------------------------------------------

III.      OTHER INFORMATION

Please complete the following questions.

1. List any corporation, public or private, for profit or not for profit, of which you are an officer or director or of which you hold 5% or more of its outstanding stock and briefly describe its business activities.

-------------------------------------------------------------------


2. List any partnership of which you are either general or limited partner and briefly describe for each its business activities and your status as a general or limited partner.

-------------------------------------------------------------------

3. List any joint ventures or any other businesses in which you are engaged other than your employment with HSBC Investments (USA) Inc. and HSBC Halbis Partners (USA) Inc.

-------------------------------------------------------------------


4. List any trustee or executor relationships you have other than those pertaining to your Immediate Family.

-------------------------------------------------------------------


5. List any broker-dealer firms in which you or a member of your Immediate Family have equity interest or are a subordinated debt holder of.

-------------------------------------------------------------------


6. List the names of any Immediate Family members employed by or affiliated with a broker-dealer firm and describe the position they hold and the related firm name.

-------------------------------------------------------------------


7. List the names of issuers of privately placed securities or limited partnership interests that you have purchased or sold in the last two years.

-------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
   IV.  DISCIPLINARY HISTORY

A. In the past ten years, have you:                                                             YES       NO

1. Been convicted of or pled guilty or nolo contendere ("no contest") in a
   domestic, foreign, or military court to any felony?                                          |_|      |_|

2. Been charged with any felony?                                                                |_|      |_|

--------------------------------------------------------------------------------------------------------------

B. In the past ten years, have you:

1. Been convicted of or pled guilty or nolo contendere ("no contest") in a domestic, foreign, or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery,
   counterfeiting, extortion, or a conspiracy to commit any of these offenses?                  |_|      |_|

2. Been charged with a misdemeanor listed in Item B(1)?                                         |_|      |_|

--------------------------------------------------------------------------------------------------------------

C. Has the SEC or the Commodity Futures Trading Commission (CFTC) ever:

1. found you to have made a false statement or omission?                                        |_|      |_|

2. found you to have been involved in a violation of SEC or CFTC regulations or
   statutes?                                                                                    |_|      |_|

3. found you to have been a cause of an investment-related business having its
   authorization to do business denied, suspended, revoked, or restricted?                      |_|      |_|

4. entered an order against you in connection with investment-related activity?                 |_|      |_|

5. imposed a civil money penalty on you or ordered you to cease and desist from
   any activity?                                                                                |_|      |_|

--------------------------------------------------------------------------------------------------------------

D. Has any other federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority:

1. ever found you to have made a false statement or omission, or been dishonest,
   unfair, or unethical?                                                                        |_|      |_|

2. ever found you to have been involved in a violation of investment-related
   regulations or statutes?                                                                     |_|      |_|

3. ever found you to have been a cause of an investment-related business having
   its authorization to do business denied, suspended, revoked, or restricted?                  |_|      |_|

4. in the past ten years, entered an order against you in connection with an
   investment-related activity?                                                                 |_|      |_|

5. ever denied, suspended, or revoked your registration or license, or otherwise prevented you by order from associating with an investment-related
   business or restricted your activity?                                                        |_|      |_|



------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
DISCIPLINARY HISTORY continued


                                                                                               YES        NO
E. Has any self-regulatory organization or commodities exchange ever:

1. found you to have made a false statement or omission?                                        |_|      |_|

2. found you to have been involved in a violation of its rules (other than a violation designated as a "minor rule violation" under a plan approved by the
   SEC)?                                                                                        |_|      |_|

3. found you to have been the cause of an investment-related business having its
   authorization to do business denied, suspended, revoked, or restricted?                      |_|      |_|

4. disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting
   your activities?                                                                             |_|      |_|

--------------------------------------------------------------------------------------------------------------


F. Has an authorization to act as an attorney, accountant, or federal contractor
   granted to you ever been revoked or suspended?                                               |_|      |_|

--------------------------------------------------------------------------------------------------------------


G. Are you now the subject of any regulatory proceeding that could result in a
   "yes" answer to any part of Item C., D., or E.?                                              |_|      |_|

--------------------------------------------------------------------------------------------------------------

H. 1. Has any domestic or foreign court:

      a. in the past ten years, enjoined you in connection with any
         investment-related activity?                                                           |_|      |_|

      b. ever found that you were involved in a violation of investment-related
         statutes or regulations?                                                               |_|      |_|

      c. ever dismissed, pursuant to a settlement agreement, an investment-
         related civil action brought against you by a state or foreign
         financial regulatory authority?                                                        |_|      |_|

      2. Are you now the subject of any civil proceeding that could result in a
         "yes" answer to any part of Item H(1)?                                                 |_|      |_|




------------------------------------------------------------------------------------------------------------------

V.       CERTIFICATION

Complete Section A for an annual report or Section B for an initial report.
         ---------                         ---------

--------------------------------------------------------------------------------
Section A: Annual Report

Pursuant to HSBC Investments (USA) Inc.and HSBC Halbis Partners (USA) Inc.'s Code of Ethics and Insider Trading Policy and Procedures (together, the "Code"), I recognize that I must disclose or report all personal Securities transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of the Code. By signing below I certify that

a.   I have read and understand the Code;
b. the brokerage accounts listed above or reported to Compliance include all of my brokerage accounts and those of my Immediate Family;
c.   I have reported all of my Securities transactions as required by the Code;
d. my Securities holdings as reported to Compliance through duplicate brokerage account statements and as listed above are accurate and complete;
e.   all other information provided herein is accurate and complete; and
f. to the best of my knowledge I have complied in all other respects with the requirements of the Code and the HSBC Investments (USA) Inc. and HSBC Halbis Partners (USA) Inc. Compliance Manual.

I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred. I understand that failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions including dismissal.



________________________________________________
Signature

                                                            MM / DD / YY
________________________________________________        ________________________
Print Name                                              Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Section B: Initial Report

Pursuant to HSBC Investments (USA) Inc. and HSBC Halbis Partners (USA) Inc.'s Code of Ethics and Insider Trading Policy and Procedures (together, the "Code"), I recognize that I must disclose or report all personal Securities transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of the Code. By signing below I certify that


a.   I have read and understand the Code;
b. the attached account statements and the accounts listed above constitute all of my brokerage accounts and those of my Immediate Family;
c. I have reported all Securities of which I have Beneficial Ownership as defined in the Code; and
d.   all other information provided herein is accurate and complete;

I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred. I understand that failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions including dismissal.


________________________________________________
Signature
                                                            MM / DD / YY
________________________________________________        ________________________
Print Name                                              Date
--------------------------------------------------------------------------------

EXHIBIT D

         HSBC INVESTMENTS (USA) INC. AND HSBC HALBIS PARTNERS (USA) INC.
                          QUARTERLY PERSONAL SECURITIES
                           TRANSACTIONS CERTIFICATION

I. BROKERAGE ACCOUNT CHANGES
   -------------------------

   Please list any changes to information previously submitted. Changes would include addition of new accounts, termination of accounts and/or changes to status of account.

   a. List brokerage accounts opened during the quarter. (Attach additional sheets if necessary.) Check here if no accounts have been opened during the quarter: |_|


------------------------------------------------------------------------------------------------------------------------------------
          Account Name                  Account Number              Account Holder Relationship         Broker Dealer Name
                                                                             to Employee
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

   b. List brokerage accounts closed during the quarter. (Attach additional sheets if necessary.) Check here if no accounts have been closed during the quarter: |_|

------------------------------------------------------------------------------------------------------------------------------------
          Account Name                  Account Number              Account Holder Relationship         Broker Dealer Name
                                                                             to Employee
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

II.SECURITY TRANSACTIONS NOT REPORTED
   ----------------------------------

   List any Security transactions not reported during the quarter. (Attach additional sheets if necessary.) Check here if all Security transactions have been reported during the quarter: |_|
   If you had no Securities transactions during the quarter write "None" in the space below.

------------------------------------------------------------------------------------------------------------------------------------
      Date                      Security                   Shares    Buy/Sell                Broker                   Price
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

I hereby certify that I have complied with the requirements of the Code of Ethics/Staff Dealing Procedures and the Policies and Procedures Regarding Material Non-public Information and Chinese Walls, for the quarter ended . Pursuant to the Code, I have disclosed or reported all personal Securities transactions required to be disclosed or reported thereunder, and complied in all other respects with the requirements of the Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred.


                                                            MM / DD / YY
________________________________________________        ________________________
Signature


________________________________________________

EXHIBIT E

   Code for Dealing in Group Securities
   ------------------------------------

   Definitions

   (1) In this Code the following definitions apply unless the context otherwise requires:

       (a) "close period" means any of the periods when a Restricted Employee is prohibited from dealing as specified in paragraph
                (4) of this Code;

       (b) "dealing" includes any acquisition or disposal of, or agreement to acquire or dispose of, any Group Securities and the grant, acceptance, acquisition, disposal, exercise or discharge of an option (whether for the call, or put, or both) or other right or obligation, present or future, conditional or unconditional, to acquire or dispose of securities or any interest in Group Securities and "deal" shall be construed accordingly;

       (c) "Group Securities" means any equity, debt or other securities of HSBC Holdings plc or any subsidiary undertaking or derivative instruments;

       (d) "prohibited period" means any period to which paragraph (7) of this Code applies;

       (e) "Restricted Employee" means the following who, because of their office or employment in HSBC Holdings plc or subsidiary undertaking, are likely to be in possession of unpublished price-sensitive information in relation to HSBC Holdings plc:

                (i)    Group General Managers;

                (ii) Directors (including non-executive Directors) of any Designated Subsidiary;

                (iii) members of Executive or Management Committees of HSBC Holdings plc or any Designated Subsidiary;

                (iv)   regular   attendees   at  Board,   Audit,   Executive  or
                       Management Committee meetings of HSBC Holdings plc or any Designated Subsidiary;

                (v) members of the Disclosure Committees (formed pursuant to the requirements of the US Sarbanes-Oxley Act) of HSBC Holdings plc or any Designated Subsidiary

                (vi)   the chief financial officer of any Designated Subsidiary;

                (vii) the company secretary of HSBC Holdings plc or of any Designated Subsidiary;

                (viii) executives  who report  directly to the Group Chairman or the Group Chief Executive;

                (ix)   secretaries and personal assistants of any of the above;

                (x) all members of Compliance, Finance, Corporate Affairs, Legal, Planning and Group Company Secretary's departments of HSBC Holdings plc; and

                (xi) functional heads of the compliance, finance, corporate affairs, legal, planning and company secretarial departments of any Designated Subsidiary and any other person within such function who is so designated from time to time by the functional head. Functional heads must designate as Restricted Employees those employees within their own respective functions who, because of their office or employment are likely to be in possession of unpublished price-sensitive information in relation to HSBC Holdings plc. Functional Heads must give notice to such Restricted Employee that they have been so designated. It is the responsibility of each such functional head to keep under review the employees within their function who are designated as Restricted Employees;

   "Designated Subsidiary" includes all Major Subsidiaries (the entities whose Chief Executives report to the Group Chairman or Group Chief Executive) and any other subsidiary so designated from time to time by the Group Company Secretary. The current Designated Subsidiaries are:

   CCF S.A.;
   Grupo Financiero Bital S.A. de C.V.;
   Hang Seng Bank Limited;
   Household International, Inc.;
   HSBC Bank Argentina S.A.;
   HSBC Bank Brasil S.A. - Banco Multiplo;
   HSBC Bank Canada;
   HSBC Bank Middle East;
   HSBC Bank plc;
   HSBC Bank USA; and
   The Hongkong and Shanghai Banking Corporation Limited.

       (f)      "unpublished   price-sensitive  information"  means  information
                which:

                (i) relates to particular securities or to a particular issuer or to particular issuers of securities and not to securities generally or issuers of securities generally (and, for these purposes, information shall be treated as relating to an issuer of securities which is a company not only where it is about the company but also where it may affect the company's business prospects);

                (ii)   is specific or precise;

                (iii) has not been made public within the meaning of section 58 of the Criminal Justice Act 1993 (eg by announcement to the Stock Exchanges); and

                (iv)   if it  were  made  public  would  be  likely  to  have  a
                       significant   effect   in  the  price  or  value  of  any
                       securities.

   and, without prejudice to the generality of the above, it should be considered that any unpublished information regarding transactions required to be notified in accordance with Chapters 10 and 11 of the UK Listing Rules and Chapter 14 of the Hong Kong Listing Rules (being acquisitions and disposals and transactions with related or connected persons) and information of the kind referred to in the paragraphs of the UK Listing Rules set out below and the equivalent Hong Kong requirements, is price-sensitive:

       Paragraph
       ---------

       9.1 and 9.2                    general obligation of disclosure
       9.10(a)                        alterations to capital structure
       9.11 and 9.12                  notification of major interests in shares
       15.1, 15.9, 15.13 and 15.15    purchase of own securities
       16.13 and 16.15                notification of Directors' interests


   Full     details    of    these     requirements     can    be    found    at
   www.fsa.gov.uk/ukla/2_listinginfo.html

   Dealings by all Employees

   (2) Employees of HSBC Holdings plc or any of its subsidiary undertakings may not deal:

       (a)      in   Group   Securities   if  in   possession   of   unpublished
                price-sensitive information; and

       (b) in any derivative instrument (with the exception of employee option plans operated by the Group) over any Group Securities at any time.

   Dealings by Restricted Employees

   Purpose of dealing
   ------------------

   (3) A Restricted Employee must not deal in any Group Securities on considerations of a short term nature. A Restricted Employee must take reasonable steps to prevent any dealings by or on behalf of any person connected with him (within the meaning of section 346 of the Companies Act 1985 - see paragraph (11) of this Code) in any Group Securities on considerations of a short term nature.

   Dealing in close periods
   ------------------------

   (4) A Restricted Employee must not deal in any Group Securities during a "close period". A close period is the period from the close of business at the relevant financial year end (31 December) up to and including the time of announcement of the HSBC Holdings plc annual results and the period from the close of business at the relevant half-year end (30 June) up to and including the time of the announcement of the HSBC Holdings plc interim results.

   Dealing in other circumstances
   ------------------------------

   (5) A Restricted Employee must not deal in any Group Securities at any time when he is in possession of unpublished price-sensitive information in relation to those securities, or otherwise where clearance to deal is not given under paragraph (7) of the Code.

   Clearance to deal
   -----------------

   (6) A Restricted Employee must not deal in any Group Securities without advising the Group Company Secretary in advance and receiving clearance. In his own case, the Group Company Secretary must receive clearance from the Group Chairman (or in his absence the Group Chief Executive or in his absence the Group Finance Director). Dealings by Restricted Employees should take place without delay (normally within 24 hours) after clearance has been received.

   Circumstances for refusal
   -------------------------

   (7) A Restricted Employee must not be given clearance (as required by paragraph (6) of this Code) to deal in any Group Securities during a prohibited period. A "prohibited period" means:

       (a)      any close period;

       (b) any period when there exists any matter which constitutes unpublished price-sensitive information in relation to the securities (whether or not the Restricted Employee has knowledge of such matter) and the proposed dealing would (if permitted) take place after the time when it has become reasonably probable that an announcement will be required in relation to that matter; or

       (c) any period when the person responsible for the clearance otherwise has reason to believe that the proposed dealing is in breach of this Code.

   Written record
   --------------

   (8) A written record will be maintained of the receipt of any advice received from a Restricted Employee pursuant to paragraph (6) of this Code and of any clearance given. Written confirmation that such advice and clearance (if any) have been recorded will be given to the Restricted Employee concerned. Restricted Employees must send notifications of any dealings in Group Securities to the Group Company Secretary.

   Dealing in exceptional circumstances
   ------------------------------------

   (9) In exceptional circumstances where it is the only reasonable course of action available to a Restricted Employee, clearance may be given for a Restricted Employee to sell (but not to purchase) Group Securities when he or she would otherwise be prohibited from so doing. An example of the type of circumstance which may be considered exceptional for these purposes would be a pressing financial commitment on the part of the Restricted Employee that cannot otherwise be satisfied. The determination of whether circumstances are exceptional for this purpose must be made by the person responsible for the clearance.

   Restricted Employee acting as trustee
   -------------------------------------

   (10)Where a Restricted Employee is a sole trustee (other than a bare trustee), the provisions of this Code will apply, as if he or she were dealing on his or her own account. Where a Restricted Employee is a co-trustee (other than a bare trustee), he or she must advise his co-trustees that he or she is a Restricted Employee of HSBC Holdings. If he or she is not a beneficiary, a dealing in Group Securities undertaken by that trust will not be regarded as a dealing by the Restricted Employee for the purposes of this Code, where the decision to deal is taken by the other trustees acting independently of the Restricted Employee or by investment managers on behalf of the trustees. The other trustees or the investment managers will be assumed to have acted independently of the Restricted Employee for this purpose where they:

       (a)      have  taken  the   decision  to  deal  by  a  majority   without
                consultation with, or other involvement of, the Restricted Employee concerned; or

       (b) if they have delegated the decision making to a committee of which the Restricted Employee is not a member.

   Dealings by connected persons and investment managers
   -----------------------------------------------------

   (11)A Restricted Employee must (so far as is consistent with his duties of confidentiality) seek to prohibit (by taking the steps set out in paragraph (12) of this Code) any dealing in Group Securities during a close period or at any time when the Restricted Employee is in possession of unpublished price-sensitive information in relation to those securities and would be prohibited from dealing under paragraph (7)(b) of this Code:

       (a) by or on behalf of any person connected with him (within the meaning of section 346 of the Companies Act 1985 - see summary below); or

       (b) by an investment manager on his behalf or on behalf of any person connected with him where either he or any person connected with him has funds under management with that investment manager, whether or not discretionary (save as provided in paragraphs (10) and (17) of this Code).

   In addition, under the Hong Kong Stock Exchange Model Code, the restrictions on dealing in such periods apply equally to any dealings in respect of which the Restricted Employees is interested in the securities of associated companies, being companies where HSBC Holdings plc and its subsidiaries have an interest in 20 per cent or more of an issued class of shares.

   Summary of section 346 of the Companies Act (which, for the purposes of this Code applies to Restricted Employees as if they were Directors)

   A person connected with a Restricted Employee is:

   (i) the Restricted Employee's spouse and children under the age of 18;

   (ii) a company in which the Restricted Employee, together with certain relevant persons, is interested in at least one-fifth of the equity share capital or is entitled to exercise or control the exercise of one-fifth of the voting power at any general meeting. Broadly speaking, when calculating the Restricted Employee's holding in the equity share capital or voting power of a company, it is also necessary to take into the reckoning the holdings in such company of: (a) any person falling within
       (i), (iii) or (iv); and (b) any other body corporate which is more than one-half owned or controlled by the Restricted Employee or such other persons. The rules in this area are extremely complex and, should you be in any doubt as to their application, you should seek further advice;

   (iii) a person acting in his capacity as trustee of any trust the beneficiaries of which include the Restricted Employee or any person referred to in (i) or (ii) above, or of a trust whose terms confer a power on the trustees that may be exercised for the benefit of the Restricted Employee or any such person (except a trustee under an employees' share scheme or a pension scheme); or

   (iv) a person acting in his capacity as a partner of the Restricted Employee or of any person who, by virtue of (i), (ii) or (iii) above, is connected with that Restricted Employee.

   (12) For the purposes of paragraph (11) of this Code, a Restricted Employee must advise all such connected persons and investment managers:

       (a) of the name of HSBC Holdings plc, (and, where relevant, the names of any subsidiary undertakings in whose securities they could invest);

       (b)      of the close  periods  during  which they  cannot  deal in Group
                Securities;

       (c) of any other periods when the Restricted Employee knows he is not himself free to deal in Group Securities under the provisions of this Code unless his duty of confidentiality to HSBC Holdings plc prohibits him from disclosing such periods; and


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


       (d) that they must advise the Restricted Employee immediately after they have dealt in Group Securities (save as provided in paragraphs (10) and (17) of this Code).

   Special Circumstances

   Awards of securities and options
   --------------------------------

   (13) The grant of options by the Board of Directors under an employees' share scheme to individuals who are not Directors or Restricted Employees may be permitted during a prohibited period if such grant could not reasonably be made at another time and failure to make the grant would be likely to indicate that HSBC Holdings plc was in a prohibited period.

   (13A) Subject to paragraph (13B) below, the award of securities, the grant of options and the grant of rights (or other interests) to acquire securities by HSBC Holdings plc to Directors and/or Restricted Employees of HSBC Holdings plc is permitted in a prohibited period if:

       (a) the award or grant is made under the terms of an employees' share scheme;

       (b)      the terms of such employees' share scheme set out:

                    (i) the timing of the award or grant and such terms have
                        either:

                    - previously been approved by shareholders or summarised or described in a document sent to shareholders, or

                    - the timing of the award or grant is in accordance with the timing of previous awards or grants under the scheme; and

                    (ii) the  amount or value of the award or grant or the basis on which the amount or value of the award or grant is calculated; and

       (c) the failure to make the award or grant would be likely to indicate that HSBC Holdings plc is in a prohibited period.

   (13B) The following dealings are not covered by paragraph (13A) and are consequently subject to the provisions of this Code, unless they fall within paragraph (20)(h):

       (a) a discretionary award or grant under an employees' share scheme, which would not otherwise have been made but for the event that led to the commencement of the prohibited period; and

       (b) an award or grant under an employees' share scheme which is made in a prohibited period during which the relevant scheme was introduced, or in the case of an existing scheme, the relevant scheme was amended.


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


   Exercise of options
   -------------------

   (14) The Group Company Secretary may allow the exercise of an option or right under an employees' share scheme which has been approved by shareholders, or the conversion of a convertible security, where the final date for the exercise of such option or right, or conversion of such security, falls during any prohibited period and the Restricted Employee could not reasonably have been expected to exercise it at an earlier time when he was free to deal. (see also (20)(h)).

   (15) Where an exercise or conversion is permitted pursuant to paragraph (14) or (20)(h) of this Code, the Group Company Secretary may not, however, give clearance for the sale of securities acquired pursuant to such exercise or conversion.

   Qualification Shares
   --------------------

   (16) The Group Company Secretary may allow a Restricted Employee who is a director to acquire qualification shares without regard to the provisions of this Code where, under the company's Articles of Association, the final date for acquiring such shares falls during a prohibited period and the Restricted Employee could not reasonably have been expected to acquire those shares at another time.

   Saving Schemes
   --------------

       (17) A Restricted Employee may enter into a scheme in which only Group Securities are purchased pursuant to a regular standing order or direct debit arrangement, or by regular deduction from the Restricted Employee's salary, or where such securities are acquired by way of a standing election to reinvest dividends or other distributions received if the following provisions are complied with:

       (a) the Restricted Employee does not enter into the scheme during a prohibited period;

       (b) the Restricted Employee does not carry out the first purchase of Group Securities within the scheme during a prohibited period, unless the Restricted Employee is irrevocably bound under the terms of the scheme to carry out the first purchase of securities at a fixed point in time which falls in a prohibited period;

       (c) the Restricted Employee does not cancel or vary the terms of his participation, or carry out sales of the securities within the scheme during a prohibited period; and

       (d) before entering into the scheme or cancelling the scheme or varying the terms of his/her participation or carrying out sales of the Group Securities within the scheme, he obtains clearance under paragraph (6) of this Code.

       (18) The provisions of this Code do not apply to an investment by a Restricted Employee in a scheme or arrangement where the assets of the scheme or arrangement are invested at the discretion of a third party or to a dealing by the Restricted Employee in the units of an authorised unit trust or in the shares of an open ended investment company. In the case of a scheme investing only in Group Securities the provisions of paragraph (17) of this Code apply.

   Guidance on other dealings
   --------------------------

   (19) For the avoidance of doubt, the following constitute dealings for the purposes of this Code and are consequently subject to the provisions of this Code:

       (a)      dealings between Restricted Employees;

       (b)      off-market dealings;

       (c) transfers for no consideration by a Restricted Employee other than transfers where the Restricted Employee retains a beneficial interest under the Companies Act 1985 (see summary of section 346 in paragraph (11) above and paragraph (20)(f));

       (d) entering into, or terminating, assigning or novating any stock lending agreement in respect of securities of the company;

       (e) using as security, or otherwise granting a charge, lien or other encumbrance over, securities of the company; and

       (f) any transaction, or the exercise of any power or discretion, effecting a change in the ownership of a beneficial interest in securities of the company.

   (20) For the avoidance of doubt, and notwithstanding the definition of dealing contained in paragraph (1)(b) of this Code, the following dealings are not subject to the provisions of this Code:

       (a) undertakings or elections to take up entitlements under a rights issue or other offer (including an offer of shares in lieu of a cash dividend);

       (b) the take up of entitlements under a rights issue or other offer (including an offer of shares in lieu of a cash dividend);

       (c) allowing entitlements to lapse under a rights issue or other offer (including an offer of shares in lieu of a cash dividend);

       (d) the sale of sufficient entitlements nil-paid to allow take up of the balance of the entitlements under a rights issue;

       (e)      undertakings to accept, or the acceptance of, a takeover offer;

       (f) dealings by a Restricted Employee with his or her spouse and infant children.

       (g)      transfers  of  shares   arising  out  of  the  operation  of  an
                employees' share scheme into a saving scheme investing only in Group Securities following:

                (i) exercise of an option under a savings related share option scheme; or

                (ii)    release of shares from a profit sharing scheme.

       (h) with the exception of a disposal of securities received by a Restricted Employee as a participant, dealings in connection with an Inland Revenue approved "Save-as-you-earn" share option scheme, or any other employees' share scheme under which participation is extended, on similar terms to those contained in an Inland Revenue approved "Save-as-you-earn" share option scheme, to all or most employees of the participating companies in that scheme;

       (i) with the exception of a disposal of securities received by a Restricted Employee as a participant, dealings in connection with an Inland Revenue approved profit share scheme, or any similar profit share scheme under which participation is extended, on similar terms to those contained in an Inland Revenue approved profit share scheme, to all or most employees of the participating companies in that scheme;

       (j) arrangements which involve a sale of Group Securities with the intention of making a matched purchase of such securities on the next business day ("bed and breakfast" dealings);

       (k) transfers of shares already held by means of a matched sale and purchase into a saving scheme or into a pension scheme in which the relevant Restricted Employee is a participant or beneficiary;

       (l) the cancellation or surrender of an option under an employees' share scheme;

       (m)      transfers  of  securities  by  an  independent   trustee  of  an
                employees' share scheme to a beneficiary who is not a Restricted Employee; and

       (n)      bona fide gifts to a Restricted Employee by a third party.

EXHIBIT F

                        HSBC Investments (USA) Inc., and
                         HSBC Halbis Partners (USA) Inc.
                               Compliance Officers


Please direct questions regarding the applicability of this Code to one of the Compliance Officers listed below.

Sal Iocolano, Chief Compliance Officer
Phone: 212 525 2309
Fax: 212 525 2322
E-mail: salvatore.iocolano@us.hsbc.com


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